Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-271717, 333−238004, 333−217855, 333−217854, 333−166418, 333-166417, 033−19804, 033−19805, 033−35309, 033−50680, 033−52073, 033−54899, 033−59325, 033−61285, 333−88089, 333−88091, 333−84480, 333−84414, 333−107354 and 333−115298) on Form S-8 of Johnson Outdoors Inc. of our reports dated December 8, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Johnson Outdoors Inc. appearing in this Annual Report on Form 10-K of Johnson Outdoors Inc. for the year ended September 29, 2023.

Milwaukee, Wisconsin
December 8, 2023